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                                                                     EXHIBIT 11
                                                                    PAGE 1 OF 1


                           NATIONAL RECORD MART, INC.
                    CALCULATION OF NET LOSS PER COMMON SHARE
          FOR THE THIRTEEN WEEKS ENDED JUNE 26, 1999 AND JUNE 27, 1998

NET LOSS PER COMMON SHARE

The computation of weighted average common shares and equivalents outstanding for the periods presented is as follows:

                                                                                     Thirteen Weeks Ended
                                                                               ------------------------------
                                                                                 June 26,          June 27,
                                                                                   1999               1998
                                                                               -----------        -----------
Weighted average common
   shares outstanding                                                            5,048,167          4,844,624

Common Stock Equivalents
   which are dilutive                                                                    *                  *

Treasury stock assumed to
   be repurchased using
   proceeds from options and
   warrants                                                                             --                 --
                                                                               -----------        -----------

Weighted average common
   shares and equivalents
   outstanding                                                                   5,048,167          4,844,624
                                                                               -----------        -----------

Net loss                                                                       ($1,830,051)       ($1,218,055)
                                                                               ===========        ===========

Basic net loss per share                                                            ($0.36)            ($0.25)
                                                                               ===========        ===========
Diluted net loss per share                                                          ($0.36)            ($0.25)
                                                                               ===========        ===========

* Shares not included in calculation as the effects of such shares would be anti-dilutive.



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